EXHIBIT 16.1 TO PACIFIC ALLIANCE CORPORATION FORM 8-K

Gumbiner Savett Inc.

January 4, 2011

Office of the Chief Accountant

SECPS Letter File

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re: Pacific Alliance Corporation, SEC File No. 000-51777

Ladies and Gentlemen:

We have read Item 4.01(a) of Pacific Alliance Corporation’s Report on Form 8-K dated January 3, 2011, and agree with the statements made therein. We consent to the filing of this letter as Exhibit 16.1 to the Form 8-K.

Yours truly,

/s/Rachel Simon

For GUMBINER SAVETT, INC.

1723 Cloverfield Boulevard

Santa Monica, CA 90404

P | 310.828.9798   800.989.9798

F | 310.829.7853   310.453.7610

www.gscpa.com